EXHIBIT 23.1

                         CONSENT OF HARPER & ASSOCIATES
                         INDEPENDENT PETROLEUM ENGINEERS

We consent to the reference of our firm and to the reference to our "Estimated Reserves and Future Net Revenue of Exterra Energy, Inc. Effective May 31, 2008" in the Annual Report (Form 10-K) of Exterra Energy, Inc.


                                                 /s/ Harper & Associates
                                                 -----------------------
                                                 Harper & Associates
Houston, Texas
September 10, 2008